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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


The following is a list of the principal subsidiaries of the Company. Such subsidiaries are incorporated or organized in the jurisdictions indicated.

                                                State or Jurisdiction
                                                   of Incorporation
                                                 ---------------------

The Union Corporation (Registrant)                    Delaware
Name of Subsidiary (1)
------------------
 Allied Bond & Collection Agency, Inc. (2)            Delaware
 Capital Credit Corporation                           Delaware
 High Performance Services, Inc. (3)                  Delaware
 Interactive Performance, Inc. (4)                    Delaware
 Transworld Systems Inc.                              California
 UCO Properties, Inc.                                 Delaware
 Union Financial Services Group, Inc.                 Nevada



(1) Does not include inactive subsidiaries.

(2) Allied Bond & Collection Agency, Inc. has the following wholly-owned subsidiary:
      American Child Support Service Bureau Inc. (Pennsylvania).

(3)  High Performance Services, Inc. has the following wholly-owned subsidiary:
      High Performance Services of Florida, Inc. (Delaware).

(4)  Interactive Performance, Inc. has the following wholly-owned subsidiary:
      Interactive Performance of Florida, Inc. (Delaware).